As filed with the Securities and Exchange Commission on January 15, 1997
                                              Registration No. 333-_____

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                 ----------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                                 ----------

                     PHARMAKINETICS LABORATORIES, INC.
           (Exact name of registrant as specified in its charter)

            MARYLAND                           52-1067519
 (State or other jurisdiction of   (I.R.S. Employer Identification No.)
  incorporation or organization)

      302 West Fayette Street
        Baltimore, Maryland                          21201
(Address of principal executive offices)          (Zip Code)
                                 ----------

                       PHARMAKINETICS LABORATORIES, INC.
                       1996 INCENTIVE STOCK OPTION PLAN
                          (Full Title of the Plan)
                                 ----------

                               James K. Leslie
                     President and Chief Executive Officer
                           302 West Fayette Street
                          Baltimore, Maryland 21201
                                (410) 385-4500
               (Name and address of agent for service including
              area code and telephone number of agent for service)
                                  ----------

                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------
 Total of
Securities       Amount   Proposed Maximum  Proposed Maximum    Amount of
  to be           to be    Offering Price  Aggregate Offering  Registration
Registered      Registered  Per Share (1)       Price (1)          Fee
--------------------------------------------------------------------------
Common Stock  1,500,000 shs.  $.453125        $679,687.50        $206.00
$.001 par value

(1) Estimated solely for the purpose of determining the registration fee. The proposed maximum offering price per share is based upon the mean of the bid and asked prices for the Registrant's Common Stock, $.001 par value, on January 10, 1997 as reported by the National Quotation Bureau.


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                                 PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

              (a) The Registrant's Annual Report on Form 10-K for the year ended June 30, 1996 (SEC File No. 0-11580);.

              (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (SEC File No. 0-11580);

              (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year for which financial statements were included in the report referred to in (a) above.

              (d) The description of the Registrant's Common Stock, $.001 par value, contained in the registration statement for such class of securities filed under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

              All reports and other documents subsequently filed by the Registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

         Not applicable; The class of securities covered by this Registration Statement are registered under Section 12 of the Securities and Exchange Act of 1934, as amended.

Item 5.  Interests of Named Experts and Counsel.

         Neither the counsel or auditors named below have an interest in the Registrant.

         The legality of the shares of Common Stock of the Registrant to which this Registration Statement relates has been passed upon by Shapiro and Olander, 36 S. Charles Street, 20th Floor, Baltimore, Maryland.

         The balance sheets as of June 30, 1996 and 1995 and the statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1996 incorporated by reference in this Registration Statement have been incorporated herein by reference in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

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Item 6.  Indemnification of Directors and Officers.

         Section 2-418 of the Maryland General Corporation Law establishes provisions whereby a corporation may indemnify any director or officer, made party to a civil, criminal, administrative or investigative suit or proceeding by reason of service in the capacity of a director or officer, against judgments, penalties, fines and reasonable expenses incurred in connection with such proceeding, unless it is proved that (a) the act or omission for which the director or officer seeks indemnification was material to the cause of action and either was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. If the proceeding is a derivative suit in favor of the corporation, indemnification may not be made in any proceeding in which the director or officer is adjudged liable to the corporation. The statute also provides for indemnification of directors by court order.

         In connection with services rendered in administering the Plan, members of the Board of Directors of the Registrant, including members of a committee to whom responsibility may be delegated under the Plan, will be entitled to indemnification to the extent permitted in the Registrant's Charter. The Registrant's Charter provides for indemnification of any person who is serving or has served as a director, officer or employee of the Registrant, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

         4.1 Copy of the PharmaKinetics Laboratories, Inc. 1996 Incentive Stock Option Plan.

         4.2  Form of Stock Option Agreement.

         5. Opinion of Shapiro and Olander as to the legality of the securities registered hereunder, including the consent of that firm.

        23.1 Consent of Shapiro and Olander (incorporated herein by reference to Exhibit 5).

        23.2  Consent of Coopers & Lybrand L.L.P., independent accountants.

Item 9.  Undertakings.

        (1)  The undersigned Registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                  (i)  to include any prospectus required by section
10(a)(3) of the Securities Act of 1933;
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                 (ii)  to reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (l)(a)(i) and (l)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (2) The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the issuer's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, and State of Maryland, on the 15th day of January, 1997.

                                      PHARMAKINETICS LABORATORIES. INC.

                                      By:  /s/ James K. Leslie
                                         -----------------------------
                                         James K. Leslie
                                         President and
                                         Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ James K. Leslie                      January 15, 1997
-----------------------
James K. Leslie
President and Chief Executive
Officer, Director
(Principal Executive Officer)


/s/ Taryn L. Kunkel                      January 15, 1997
-----------------------
Taryn L. Kunkel
Vice President
(Principal Financial and
Accounting Officer)


/s/ Roger C. Thies                       January 15, 1997
-----------------------
Roger C. Thies
Director


-----------------------
Thomas F. Kearns, Jr.
Director








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                                EXHIBITS INDEX



      Regulation S-K
      Exhibit Number               Description of Document
      ----------------             -------------------------

        Exhibit 4.1 PharmaKinetics Laboratories, Inc. 1996 Incentive Stock Option Plan

        Exhibit 4.2 PharmaKinetics Laboratories, Inc. form of Stock Option Agreement

        Exhibit 5                  Opinion and consent of
                                   Shapiro and Olander

        Exhibit 23.1               Consent of Shapiro and Olander
                                   (incorporated by reference to Exhibit 5)

        Exhibit 23.2               Consent of Coopers & Lybrand L.L.P.































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